As filed with the Securities and Exchange Commission, via Edgar, on
September    , 1996
          ---


                                                Registration No. 333-10207

==========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                         ------------------------

                              AMENDMENT NO. 1
                                    TO
                                 FORM S-1
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                          -----------------------

                          BUCK HILL FALLS COMPANY
          (Exact name of registrant as specified in its charter)

        Pennsylvania                     7999                24-0536840
- -----------------------------    ---------------------    ----------------
(State or other jurisdic-        (Primary Standard        (I.R.S. Employer
 tion of incorporation               Industrial            Identification
   or organization)               Classification Code           No.)
                                       Number)

      Cresco Road, Buck Hill Falls, Pennsylvania 18323, 717-595-7511
     ----------------------------------------------------------------
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             David B. Ottaway
                           Chairman of the Board
                          Buck Hill Falls Company
                                Cresco Road
                    Buck Hill Falls, Pennsylvania 18323
                              717-595-7511
                  ---------------------------------------
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)


                          -----------------------
                                 Copy to:
                           William J. Morehouse
                    Wolf, Block, Schorr and Solis-Cohen
                      Twelfth Floor Packard Building
                     Philadelphia, Pennsylvania  19102
                              (215) 977-2190

        Approximate date of commencement of proposed sale to the public:
As promptly as practicable after the effective date of this Registration Statement.

        If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        ---------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE
WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
==========================================================================

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

             (a)  Exhibits
Exhibit
  No.
- -------
3.1*         Articles of Incorporation, as amended.

3.2*         By-laws, as amended.

5 Opinion of Wolf, Block, Schorr and Solis-Cohen with respect to the legality of the securities being offered.

10.1.1 Loan Agreement, dated July 24, 1992, between Penn Security Bank and Trust Company and the Registrant - Incorporated by reference to Exhibit 10.6.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1992, filed with the Commission on February 24, 1993.

10.1.2       Promissory Note, dated July 24, 1992, issued by the
             Registrant to Penn Security Bank and Trust Company -
             Incorporated by reference to Exhibit 10.6.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1992, filed with the Commission on February 24, 1993.

10.1.3 Open-End Mortgage, dated July 24, 1992, issued by the Registrant to Penn Security Bank and Trust Company -
             Incorporated by reference to Exhibit 10.6.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1992, filed with the Commission on February 24, 1993.

10.1.4 Collateral Assignment of Dues, Assessments and Fee Income, dated July 24, 1992, issued by the Registrant to Penn Security Bank and Trust Company - Incorporated by reference to Exhibit 10.6.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1992, filed with the Commission on February 24, 1993.

10.2 Loan Agreement, dated August 12, 1993, between the Registrant and Penn Security Bank and Trust Company, incorporated by reference to Exhibit 10.8 to the Registrant's Annual Report on Form 10-K for the fiscal years ended October 31, 1994 and 1993.

10.3 Loan Agreement, dated May 4, 1995, between the Buck Hill Water Company and Penn Security Bank and Trust Company, incorporated by reference to Exhibit 10.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended
             October 31, 1995.

10.4* Agreement dated June 8, 1996, between the Company and the Lot and Cottage Owners' Association of Buck Hill Falls, Inc.

21*          List of Subsidiaries of the Registrant.

22.1*        Consent of Independent Certified Public Accountants and
             Report on Schedules.

22.3 Consent of Wolf, Block, Schorr and Solis-Cohen (included as part of Exhibit 5).

24      Power of Attorney (included on signature page of this
             Registration Statement).

- ----------------------
*    Previously filed

             (b)  Consolidated Financial Statement Schedules

             See page S-1 for an Index to the Consolidated Financial Statement Schedules filed with this Registration Statement.

             All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable or the required information is given in the consolidated financial statements or notes thereto, and therefore have been omitted.

                                SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, at Buck Hill Falls, Pennsylvania, on the 28th day of August, 1996.


                                       BUCK HILL FALLS COMPANY


                                       By:  /s/ David B. Ottaway
                                            -----------------------------
                                                  David B. Ottaway
                                                   Chairman and President










        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                 Title                         Date
       ---------                 -----                         ----


/s/ David B. Ottaway         Chairman and President,       August 28, 1996
- ------------------------     Director (Principal
David B. Ottaway             Executive Officer)


            *                Vice President, Treasurer     August 28, 1996
- ------------------------     and Chief Financial Officer
Anthony C. Bowe              (Principal Financial
                              Accounting Officer)


/s/ George J. Byron          Director                      August 28, 1996
- ------------------------
George J. Byron


           *                 Director                      August 28, 1996
- ------------------------
Frank J. Dracos, M.D.


/s/ Edwin A. Gee             Director                      August 31, 1996
- ------------------------
Edwin A. Gee


           *                 Director                      August 28, 1996
- ------------------------
Grace M. Godshalk


           *                 Director                      August 28, 1996
- ------------------------
Clifford Press


           *                 Director                      August 28, 1996
- ------------------------
James T. Sygenda


           *                 Director                      August 28, 1996
- ------------------------
Richard C. Unger, Jr.

             *  Signed by David B. Ottaway as Attorney-in-Fact.

             /s/ David B. Ottaway
             ---------------------------
             David B. Ottaway
             August 28, 1996

                     WOLF, BLOCK, SCHORR and SOLIS-COHEN
                      Twelfth Floor, Packard Building
                  S. E. Corner 15th and Chestnut Streets
                     Philadelphia, Pennsylvania 19102


                              August 15, 1996




Buck Hill Falls Company
P.O. Box 426
Buck Hill Falls, Pennsylvania 18323

Gentlemen:

             In connection with the offering of up to 75,000 shares of Class A Common Stock and up to 31,463 shares of Common Stock (the "Shares") of Buck Hill Falls Company (the "Company") pursuant to the Company's Registration Statement on form S-1 filed with the Securities and Exchange Commission on August 15, 1996 (the "Registration Statement"), we, as counsel to the Company, have examined such corporation records, certificates and other documents and such questions of law as we consider necessary or appropriate for the purpose of this opinion.

             On the basis of such examination, we advise you that, in our opinion, such of the Shares as are sold, issued and paid for as contemplated by the Registration Statement, when so sold, issued and paid for, will be legally issued, fully paid and non-assessable.

             We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a party of such Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                              Very truly yours,



                              WOLF, BLOCK, SCHORR and SOLIS-COHEN





                                 EXHIBIT 5